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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eastern Virginia Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

March 19, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on Thursday, April 19, 2007 at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia.

At the Annual Meeting, you will be asked to elect ten (10) directors for terms of one year each and to approve the Company’s 2007 Equity Compensation Plan. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will accept our invitation to join us for a reception and opportunity to meet your management team immediately following the Annual Meeting.

Sincerely,

/s/ Joe A. Shearin
Joe A. Shearin President and Chief Executive Officer

EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eastern Virginia Bankshares, Inc. (the “Company”) will be held on Thursday, April 19, 2007, at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia, for the following purposes:

1.	To elect ten (10) directors to serve for terms of one year each expiring at the 2008 annual meeting of shareholders;

2.	To approve the Company’s 2007 Equity Compensation Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments postponements thereof.

Only holders of shares of Common Stock of record at the close of business on March 7, 2007, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Patricia Gallagher
Patricia Gallagher Corporate Secretary

March 19, 2007

IMPORTANT NOTICE:

Please complete, sign, date, and return the enclosed proxy in the accompanying postage paid envelope whether or not you plan to attend the Annual Meeting. Shareholders attending the meeting may withdraw their proxy and vote their shares on all matters that are considered.

EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

April 19, 2007

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”, “we”, “us” or “our”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 19, 2007, at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia and any duly reconvened meeting after adjournment thereof.

GENERAL INFORMATION

Revocation and Voting of Proxies

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about March 19, 2007, to all shareholders entitled to vote at the Annual Meeting.

Voting Rights of Shareholders

On March 7, 2007, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 6,087,794 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Only shareholders of record at the close of business on March 7, 2007 are entitled to notice and to vote at the Annual Meeting or any adjournment thereof.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

Ten directors will be elected at the Annual Meeting. The individuals listed below are nominated by the Nominating Committee of the Board of Directors for election at the Annual Meeting. Joe A. Shearin, our President and Chief Executive Officer of the Company, is a nominee as provided in his employment agreement with us.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the ten nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year each individual was first elected to the Board of Directors. The Company is the holding company for EVB, our subsidiary bank. Any references in this proxy to EVB are to our subsidiary bank.

Nominees for Election Whose Terms Expire in 2008

Name, Age and Title	Director of the Company Since	Previous Five-Years Business Experience
W. Rand Cook (53) Chairman of our board of directors and EVB	1997	Mr. Cook has served as the chairman of our board of directors since 2001. He also served as a director for Hanover Bank from 2000 through 2002. Mr. Cook has been an attorney with McCaul, Martin, Evans & Cook, P.C. in Mechanicsville, Virginia since 1985.

F. L. Garrett, III (67) Vice chairman of our board of directors and EVB	1997	Mr. Garrett has served as vice chairman of our board since 1997. Mr. Garrett also served on the board of Southside Bank from 1982 until 2006 when it merged into EVB. Mr. Garrett is a realtor with Long & Foster in Essex County, Virginia and the owner of Harborside Storage, a boat storage company in Bowlers Wharf, Virginia.

Ira C. Harris, Ph.D./CPA (46) Director of our Company and EVB	2004	Mr. Harris has been a member of the faculty of the McIntire School of Commerce at the University of Virginia since 2003. Mr. Harris has also been the operator of Store-Tel Storage in Tappahannock, Virginia since 2003. Prior to joining the faculty at the University of Virginia, Mr. Harris had been an assistant professor at the University of Notre Dame from 1998 through 2003.

Name, Age and Title	Director of the Company Since	Previous Five-Years Business Experience
F. Warren Haynie, Jr. (68) Director of our Company and EVB	1997	Mr. Haynie served as a director on the Bank of Northumberland board of directors from 1987 through 2002. Mr. Haynie has been a sole practicing attorney in Lottsburg, Virginia since 1971.

William L. Lewis (56) Director of our Company and EVB	1997	Mr. Lewis served as a director on the Southside Bank board of directors from 1989 through 2002. Mr. Lewis has been an attorney with William L. Lewis, P.C. in Tappahannock, Virginia since 1989. Mr. Lewis is also a director of EVB Investments, Inc.

Charles R. Revere (68) Director of our Company and EVB	2002	Mr. Revere served as a director on the Southside Bank board of directors from 1988 through 2002. Mr. Revere has been the president and chief executive officer of Revere Gas and Appliance, a distributor of propane gas in Hartfield, Virginia, since 1980. Mr. Revere has also been president and chief executive officer of Middlesex Bottled Gas, a distributor of propane gas in Hartfield, Virginia, since 1964.

Joe A. Shearin (50) President and chief executive officer and director of our Company and EVB	2003	Mr. Shearin joined us in 2001 as the president and chief executive officer of Southside Bank until 2006 when he became president and chief executive officer of EVB. Mr. Shearin became the president and chief executive officer of the Company in 2002. Prior to joining us, Mr. Shearin served as senior vice president/ city executive for BB&T in Petersburg, Virginia from 1997 to 2001. Prior to joining BB&T, Mr. Shearin had been an executive vice president of First Federal Savings Bank in Petersburg, Virginia since 1995.

Howard R. Straughan, Jr. (77) Director of our Company and EVB	2001	Mr. Straughan is a retired banker. Mr. Straughan served as a director of Bank of Northumberland from 1994 until it merged into EVB in 2006.

Leslie E. Taylor (58) Director of our Company and EVB	2000	Mr. Taylor was a director of Southside Bank from 1989 through 2002. Mr. Taylor is a certified public accountant and has been owner and president of Leslie E. Taylor, CPA, PC in Tappahannock, Virginia since 1983.

Jay T. Thompson, III (50) Director of our Company and EVB	2000	Mr. Thompson was a director of Hanover Bank from 2000 until it merged into EVB in 2006. Mr. Thompson has been the owner and pharmacist of the Mechanicsville Drug Store in Mechanicsville, Virginia since 1981.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Board of Directors and its Committees

There were eight meetings of the Board of Directors in 2006. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2006.

The Board of Directors has, among others, a standing Executive Committee, Audit/Risk Management Committee, and Nominating Committee. Since all employees are employees of the bank, and not the Company, the Compensation Committee is at the bank level.

Executive Committee. The Executive Committee acts for the Board of Directors when the Board is not in session, and consists of W. Rand Cook, F. L. Garrett, III and Howard R. Straughan, Jr. The Executive Committee met four times during the year ended December 31, 2006.

Audit/Risk Management Committee. The Audit/Risk Management Committee acts for the Board to recommend the selection of an independent registered public accounting firm and the internal auditors, to approve the scope of the independent and internal auditors’ audits, to review the reports of examination by both independent and internal auditors and regulatory agencies, and to issue periodic reports to the Board of Directors. The Audit Committee consists entirely of directors who meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of Chairman Leslie E. Taylor, CPA, Ira C. Harris, Ph.D./CPA, F. Warren Haynie, Jr., Charles R. Revere, and Howard R. Straughan, Jr. Audit Committee Chairman Leslie E. Taylor, CPA fulfills the applicable standard as an independent audit committee financial expert. The Audit Committee operates under a Charter adopted by the Board and it is attached as Exhibit B to this proxy statement. The Audit Committee met ten times during 2006. For additional information, see “Audit Committee Report” below.

Compensation Committee. The Compensation Committee of EVB serves as our compensation committee and consists of Howard R. Straughan, Jr., F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, Charles R. Revere and Jay T. Thompson, III, all of whom meet the independence requirements of NASDAQ. This committee, chaired by Howard R. Straughan, Jr., recommends the compensation to be paid to the executive officers of the Bank and administers all incentive and stock plans to the benefit of such officers and directors eligible to participate in such plans. The Committee met three times in 2006. For additional information, see “Executive Compensation” below. The Compensation Committee of the bank does not have a written charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of William L. Lewis, F. L. Garrett, III, Howard R. Straughan, Jr. and Jay T. Thompson, all of whom meet the independence requirements of NASDAQ. This Committee, chaired by William L. Lewis, operates under a Charter adopted by the Board. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.bankevb.com.

The purpose of the Nominating and Corporate Governance Committee is to identify, evaluate and recommend candidates for membership on the board of directors, to ensure an appropriate structure and process for management succession and to establish and assure the effectiveness of the governance principles of the board and our Company. The committee considers, at a minimum, the following qualifications in recommending to the board potential new directors, or the continued service of existing directors:

•

personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

•	broad policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions;

•	expertise that is useful to the company and complementary to the background and experience of other directors;

•	willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the board and its committees;

•	commitment to serve on the board over a period of several years to develop knowledge about the company’s principal operations; and

•	willingness to represent the best interests of all shareholders and objectively appraise management performance.

The Committee will consider shareholder recommendations for candidates to serve on the board of directors. Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee by providing timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals for 2008 Annual Meeting of Shareholders” below. To be in proper form, the notice must include the nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section 2.5, of the Company’s bylaws, a copy of which may be provided, without charge, to any shareholder upon written request to the Corporate Secretary whose address is Eastern Virginia Bankshares, Inc., P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. A candidate who fails to meet all state and federal banking regulatory requirements cannot be nominated.

As provided in its Charter, the Nominating and Corporate Governance Committee must submit a report and make recommendations to the Board. No fee-based services of third parties are utilized in the evaluation process. The Nominating Committee met once in 2006.

Independence of the Directors

The Board of Directors has determined that the following nine individuals of its ten members are independent as defined by the listing standards of the Nasdaq Stock Market: W. Rand Cook, F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, F. Warren Haynie, Jr., William L. Lewis, Charles R. Revere, Howard R. Straughan, Jr., Leslie E. Taylor, CPA, and Jay T. Thompson, III. In reaching this conclusion, the Board considered that we and our subsidiary bank provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the Nasdaq listing standards, our Corporate Governance Guidelines establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;

•	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees;

•	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity, by our present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $100,000 or 2% of such other company’s gross revenues.

None of our non-employee directors, their immediate family members, or employers, are engaged in such relationships with us. The Board considered the following transactions between us and certain of our directors or their affiliates to determine whether such director was independent under the above standard:

•	we obtain some degree of legal services from William L. Lewis, P. C., Attorney at Law, of which Mr. Lewis is the managing partner;

•	we obtain some degree of legal services from McCaul, Martin, Evans & Cook, P. C., of which Mr. Cook is a partner;

•	we lease our Mechanicsville branch office from Thompson Realty, LLC of which an immediate family member of Mr. Thompson is the principal;

•	we lease the land on which our Hartfield branch office is located from an immediate family member of Mr. Revere;

•	we purchase bottled gas from Revere Gas, of which Mr. Revere is the President.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. W. Rand Cook serves as chairman for executive sessions. The Executive Committee meets only on an as needed basis and met four times in 2006.

Code of Ethics

The Board of Directors has approved a Code of Ethics for all directors, officers and staff of the Company and its subsidiaries. The Code of Ethics is designed to promote honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules, and regulations by the Company’s senior officers who have financial responsibilities. The Code of Ethics is available on the Company’s web page at www.bankevb.com.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2006 annual meeting.

Communications with Directors

Any director may be contacted by writing to him c/o Eastern Virginia Bankshares, Inc., P.O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

Compensation paid to our directors in 2006 is disclosed in the table that follows:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	(2)	(3)	(4)	(4)	(4)
W. Rand Cook	$23,100	$10,990	$—	$—	$—	$—	$34,090
F. L. Garrett, III	14,900	10,990	—	—	—	—	25,890
Ira C. Harris, Ph.D./CPA	14,100	10,990	—	—	—	—	25,090
F. Warren Haynie	14,400	10,990	—	—	—	—	25,390
William L. Lewis	10,800	10,990	—	—	—	—	21,790
Charles R. Revere	14,700	10,990	—	—	—	—	25,690
Joe A. Shearin (1)	—	—	—	—	—	—	—
Howard R. Straughan, Jr.	14,400	10,990	—	—	—	—	25,390
Lesie E. Taylor, CPA	14,100	10,990	—	—	—	—	25,090
Jay T. Thompson, III	9,300	10,990	—	—	—	—	20,290

(1)	Mr. Shearin, our President and CEO, does not receive any additional compensation as a member of our board or the EVB board. Mr. Shearin’s compensation for serving as President and CEO is disclosed in the “Summary Compensation Table” below.

(2)	As compensation for service to our Company, each member of the Board of Directors receives $500 for each board meeting attended and $300 for each committee meeting attended. In addition to the meeting fees, Audit/Risk Management Committee members receive a monthly retainer fee of $200 and the Chairman of that Committee receives a monthly retainer fee of $300. Board members who are also officers do not receive any compensation for attending board and committee meetings. Directors do not receive additional compensation for executive sessions held as part of each board meeting. Total director fees paid by the company in 2006 were $77,200.

Each member of our board also is a member of the EVB board. Each member receives $500 for each EVB board meeting attended and $300 for each committee meeting attended. The Chairman of the EVB board, who also serves as our Chairman of the Board, receives an additional $1,000 per month retainer. Directors do not receive additional compensation for executive sessions held as part of each EVB Board meeting. Total directors’ fees paid to our directors by EVB in 2006 were $53,200.

(3)	Each EVB board member receives a retainer fee in the form of a grant of 500 shares of our stock. That grant is based on the June 30 fair market value of our stock each year. In 2006 that fair market value was $21.98 per share, determined as the average of the closing bid and asked price of our stock on June 30, 2006. The total value of the grant to our directors for EVB board service in 2006 was $98,910.

(4)	Directors have chosen not to participate in our stock option plan and are not eligible to participate in our pension plan. In 2006 we did not have a non-equity compensation plan.

OWNERSHIP OF STOCK

Security Ownership of Management

The following table sets forth, as of March 1, 2007, certain information with respect to the beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, all of whom are also director nominees, by each of the current executive officers named in the “Summary Compensation Table” below and by all current directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

The business address for our directors and executive officers is 330 Hospital Road, Tappahannock, Virginia 22560.

Name	Beneficial Ownership		Percent of Class (%)
W. Rand Cook	6,233		*
F. L. Garrett, III	26,120		*
Ira C. Harris	2,681		*
F. Warren Haynie, Jr	7,131		*
William L. Lewis	20,335		*
Charles R. Revere	5,887		*
Joe A. Shearin	10,097	(1)	*
Howard R. Straughan, Jr.	95,634		1.57%
Leslie E. Taylor	3,809		*
Jay T. Thompson, III	18,041	(2)	*
Ronald L. Blevins	6,210	(3)	*
Joseph H. James	2,850	(3)	*
William E. Martin, Jr.	3,791	(4)	*
Lewis R. Reynolds (5)	18,586		*
J. Lloyd Railey	1,559	(6)
James S. Thomas	677
All present executive officers and directors as a group (15) persons	211,055		3.47%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1)	Includes options exercisable for 1,995 shares.

(2)	Includes options exercisable for 500 shares.

(3)	Includes options exercisable for 1,100 shares.

(4)	Includes options exercisable for 1,100 shares.

(5)	Former executive officer

(6)	Includes options exercisable for 1,000 shares

Security Ownership of Certain Beneficial Owners

As of March 8, 2007, to the Company’s knowledge, no person beneficially owns more than five percent of the outstanding shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2006, all filing requirements applicable to its officers and directors were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction—Below is a discussion of the philosophy, the strategy and the major details of the approach to compensating senior management. The approach has been developed under the direction and oversight of the Compensation Committee of EVB (the “Committee”), which functions as the compensation committee of the Company, with assistance from independent compensation consultants and with input from management.

Our Leadership Council (which is the management team listed in the Summary Compensation Table below, excluding retired executive Lewis Reynolds) is expected to design and execute our business plan that leads to superior returns for shareholders. Following this discussion, you will find tables containing detailed information concerning compensation earned or paid for 2006 and prior years to our “named executive officers”, including:

•	Joe A. Shearin – President and Chief Executive Officer of the Company and EVB

•	Ronald L. Blevins – Chief Financial Officer of the Company and Executive Vice President/CFO of EVB

•	Joseph H. James, Jr. – Chief Operations Officer of the Company and Executive Vice President/Chief Operations Officer of EVB

•	William E. Martin, Jr.-Executive Vice President/Commercial Banking of EVB

•	James S. Thomas-Executive Vice President/Retail Banking of EVB

•	Lewis R. Reynolds – Retired Regional President of EVB

•	J. Lloyd Railey – Chief Risk Officer of the Company and Executive Vice President/Chief Risk Officer of EVB

The discussion below is intended to help you understand the information provided in those tables and provide context for our overall executive compensation program.

Objective—The primary objective of our executive compensation program is to assure that we have a competent and motivated Leadership Council to lead the Company. To accomplish this objective, we must provide competitive levels of compensation to attract, retain and reward outstanding executives. The banking industry is very competitive, and excellent leadership is vital to achieving superior returns for our shareholders. To that end, we believe that:

•	Our Leadership Council should have compensation opportunities at levels that are competitive with peer institutions.

•	Total compensation should include significant “at risk” components that are linked to annual results, as well as to longer term performance.

•	Stock-based compensation should form a key component of total compensation as a means of aligning the interests of key executives with those of our shareholders.

Discussion of Our Approach—Our general approach is to provide executive compensation consistent with promoting shareholder value. To this end, the Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of shareholders, to support the Company’s long-term goals, to tie compensation to the Company’s performance and to attract, retain and motivate talented leadership. In early 2007, the Committee engaged CapTrust Executive Compensation Group (“CapTrust”), an independent compensation consultant, to assist it in developing its executive compensation program for 2007 and future years. We rely upon the following principles in structuring compensation arrangements for our management team:

1.	Benchmarking—Our stated goal is to provide base salaries and incentive compensation for our executives that are competitive with that offered by comparable Virginia banking institutions. In order to determine competitiveness in the marketplace, we plan to rely in 2007 upon an analysis of peer institutions, similar in asset size and corporate structure, prepared by CapTrust. The members of this peer group include:

Access National Corporation

Alliance Bankshares Corporation

American National Bankshares, Inc.

C & F Financial Corporation

Cardinal Financial Corporation

Central Virginia Bankshares, Inc.

Eagle Financial Services, Inc.

Fauquier Bankshares, Inc.

First Community Banchares, Inc.

FNB Corporation

FNB Financial Services Corporation

Middleburg Financial Corporation

National Bankshares, Inc.

Old Point Financial Corporation

Premier Community Bankshares, Inc.

Summit Financial Group

Union Bankshares Corporation

Virginia Commerce Bancorp, Inc.

Virginia Financial Group, Inc.

We believe that total compensation (base salary, bonuses and long term incentives) for our management team, should near the 50th percentile of our peer group to attract, retain, and motivate the management team.

2.	Allocation of Elements of Compensation—We believe that the weighting of elements of compensation should vary somewhat within the management group in order to reflect more closely the role of each senior manager and his or her ability to influence performance. As an example, Company financial performance compared to Board goals is a major factor in the compensation allocation for the CEO, CFO, Commercial Banking Executive and Retail Banking Executive while the same Company performance has a smaller allocation for the Chief Operations Officer and the Chief Risk Officer. Where Company financial performance is a major element, increase in earnings per share and average assets each receive a 25% weighting with the remaining 50% weighting based on individual performance.

3.	Pay for Performance—To this point, we have relied on the annual bonus and, to a lesser extent, stock-based compensation to reward superior results. For 2007, we will adopt specific metrics to apply under an Annual Discretionary Incentive Bonus Plan, adapted and customized for each executive to reflect a mix of corporate and individual goals, as described below. For the future, we expect to expand our stock-based compensation component.

Elements of Compensation—The Company uses the following elements of compensation and benefits to recruit, retain and reward its key executives:

1.	Salary—A competitive salary for key executives is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Salary adjustments for the year for executive management, other than himself, based on performance of the Company and of the specific individuals, are presented to the Committee by Mr. Shearin, typically in February or March. The Committee reviews the recommendations, makes any further adjustments and approves the changes. Mr. Shearin’s salary is reviewed by the Committee in executive session and approved. Discussed later in this section are employment agreements between the Company and certain members of the Leadership Council.

2.

Annual Bonus (“ADIBP”)—We offer key executives an opportunity to receive an annual bonus of up to 25 percent of salary. At the beginning of the year the maximum amount of bonus for each executive is set by the Committee for the CEO, and by the CEO for other members of the Leadership Council. Specific individualized metrics are adopted for each key executive. For example, Mr. Shearin’s bonus under the ADIBP is based 50% on corporate performance and 50% on accomplishment of individual goals set by the

Committee. For others in executive management, the mix typically is similar. At a meeting of the Committee, usually in February, Mr. Shearin proposes the actual bonus amounts for the year ending the preceding December for key executives, other than himself. The Committee reviews the performance metrics based on worksheets prepared by the CEO. The Summary Compensation Table that follows this discussion shows that the bonus amounts in 2005 were substantially below that of 2004 and 2006, a direct result of the Company’s 2005 financial performance not fully achieving goals. Although calculation of a bonus is partially based on a formula including specific metrics, payment of a bonus is discretionary.

3.	Stock-Based Compensation—Under the 2003 Stock Incentive Plan, we granted on October 1, 2006, options to acquire an aggregate of 60,875 shares of our stock with a ten-year expiration and a four-year vesting term. The grant was at fair market value of $21.16, the closing market price on September 30, 2006. Of the total 60,875 options granted, 22,225 were to members of the Leadership Council. Options are generally granted at July 1 based on the closing market price at the end of the calendar quarter. While the target grant date is the beginning of the third calendar quarter, regardless of whether we are in a stock trading blackout, it was delayed to the beginning of the fourth calendar quarter in 2006 to ensure that the consolidation of the three former banks into one had been fully successful. Non executive officer participation is recommended by the appropriate executive officer to the CEO based on the non executive officer performance and responsibility. The CEO prepares a recommendation for options to be granted to executive officers. The Committee reviews for approval the recommendation from the CEO for all participants other than the CEO and determines the number of options granted to the CEO. The Committee first establishes the total number of options to be granted for the year, generally between 1.00% and 1.25% of the Company’s total outstanding shares of Common Stock. All option grants are made in accordance with terms of the Eastern Virginia Bankshares, Inc. 2003 Stock Incentive Plan.

The Company adopted FAS 123 in 2002 and has expensed all stock options from the implementation of our initial stock option plan. Because of changes in accounting rules effective in 2005 that require expensing of stock options, we believe that restricted stock awards, both time-vested and performance-vested, will be the preferred form of stock incentive for the future. We are including in this proxy statement, seeking shareholder approval, a Plan approved by the board on February 15, 2007, to allow for granting different forms of stock-based compensation.

4.	Employment Agreements—Assuring the continued service of key executives is essential to the successful future of the organization. Employment agreements and management continuity agreements (which help retain key executives during a possible change of control situation) assist the Company by providing security to key executives. Base salary figures presented in the individual contracts below were determined by the executive’s base salary at the time that the contract was executed.

The Company and each of Joe A. Shearin, Joseph H. James and Ronald L. Blevins are parties to an employment agreement entered into as of January 6, 2003, January 8, 2003 and January 13, 2003, respectively. Mr. Shearin’s employment agreement provides for him to serve as our President and Chief Executive Officer and President of EVB (as successor to Southside Bank) and provides for an initial base salary of $188,000. His employment agreement is for a rolling three-year term. Mr. James’s employment agreement provides for him to serve in an executive officer capacity and provides for an initial base salary of $96,000. Mr. Blevins’s employment agreement provides for him to serve in an executive officer capacity and provides for an initial base salary of $85,000. The board of directors, in its discretion, may increase the base salary of each of Messrs. Shearin, James and Blevins. The employment agreements with Mr. James and Mr. Blevins currently terminate on December 31, 2008; however, each December 31, the term of their employment agreements will be renewed and extended by one year, unless notice of termination has been provided prior to such time.

The Company’s former subsidiary Hanover Bank executed an employment agreement with William E. Martin, Jr. on March 25, 2004. This agreement is currently with EVB as successor to Hanover Bank. Prior to the merger of our bank subsidiaries, Mr. Martin’s employment agreement provided for him to serve as President and Chief Executive Officer of Hanover Bank at an initial base salary of $106,000. Mr. Martin now serves as EVB’s Executive Vice President-Commercial Banking. The employment agreement currently terminates on December 31, 2008; however, each December 31, the term of the employment agreement with Mr. Martin will be renewed and extended by one year unless notice of termination has been provided prior to such time.

The Company executed an employment agreement with J. Lloyd Railey on June 6, 2005. The employment agreement provides for Mr. Railey to serve as an executive officer of the Company at an initial base salary of $100,000. The board of directors, in its discretion, may increase Mr. Railey’s salary during the term of the agreement. The employment agreement currently terminates on December 31, 2008; however, each December 31, the term of the agreement will be renewed and extended by one year, unless notice of termination has been provided prior to such time.

Each employment agreement may be terminated by the Company with or without cause. If the officer resigns for “good reason” or is terminated without “cause” (as those terms are defined in the employment agreement), however, he is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for the remainder of the term of the agreement. If the officer’s employment terminates for good reason or without cause within one year of a change in control of us, he will be entitled to severance payments approximately equal to 299% of his annualized cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Each agreement also contains a confidentiality provision without a time limit and a covenant not to compete that is in effect while the individual is an officer and employee and for a 12-month period after the termination of his employment.

3.	Perquisites—We provide perquisites in the form of personal commuting use of a company car to the CEO, having an aggregate value not exceeding $10,000. We do not provide perquisites to other listed executives that are not generally available to all employees on a nondiscriminatory basis.

Conclusion—During 2007, we anticipate that the Committee, with assistance from independent consultants, will continue its in depth analysis of our executive compensation approach and recommend adoption of an overall philosophy to assure that our practices align with our business plan.

Compensation Committee Report

The Compensation Committee of the EVB Board of Directors consists entirely of independent directors. The Compensation Committee is composed of Chairman Howard R. Straughan, Jr., F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, Charles R. Revere and Jay T. Thompson. The Committee administers the Bank’s executive compensation program and establishes the compensation of the Bank’s executive officers.

Compensation Philosophy

•

As part of our mission to provide outstanding banking service to our community and to provide an excellent return to our shareholders, we offer a comprehensive total compensation program that allows the Board and senior management to attract, retain and reward skilled and motivated key executives who are essential to our business plan.

•

Our goal is to have a total compensation program that is generally consistent with our identified industry peers and is designed in such a manner as to reward key executives for achieving operational and financial goals. Our total compensation program encompasses base compensation, short- and long-term variable incentives and, where appropriate, supplemental and perquisite programs.

The Committee reviewed management’s Compensation Discussion and Analysis (“CDA”) and based on that review, the Committee recommended to the Board of Directors that the CDA be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

This report is submitted on March 1, 2007 by the members of the Compensation Committee of the Board of Directors of EVB.

The Compensation Committee
Howard R. Straughan Jr., Chairman	F. L. Garrett, III
Jay T. Thompson	Ira C. Harris
Charles R. Revere

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member. The CEO attends Committee meetings that discuss matters not directly related to the CEO, but is not a voting member of the Committee.

Compensation

The following table shows, for the fiscal years ended December 31, 2006, 2005, and 2004, the total compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the “named executive officers” in all capacities in which they served:

Material terms of Plans that govern awards included in the summary compensation table, the relationship of salary and bonus to total compensation and material terms of certain employment agreements including post-termination payments are discussed in the Compensation Discussion and Analysis section.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
								(1)				(2)	(3)
Joe A. Shearin President and Chief Executive Officer and director of the Company and EVB	2006 2005 2004	$ $ $	267,343 248,455 232,524	$ $ $	72,816 28,906 65,997	$ $ $	— — —	$ $ $	25,515 25,817 23,120	$ $ $	— — —	$18,048	$ $ $	9,001 9,145 6,502	$ $ $	392,723 312,323 328,143
Ronald L. Blevins Chief Financial Officer of the Company and Executive Vice President of EVB	2006 2005 2004	$ $ $	117,043 113,021 105,455	$ $ $	21,988 8,904 22,750	$ $ $	— — —	$ $ $	18,900 15,930 11,560	$ $ $	— — —	$37,012	$ $ $	3,822 3,647 4,007	$ $ $	198,765 141,502 143,772
Joseph H. James Chief Operations Officer of the Company and Executive Vice President of EVB	2006 2005 2004	$ $ $	132,841 124,924 115,100	$ $ $	28,587 12,500 27,593	$ $ $	— — —	$ $ $	18,900 15,930 11,560	$ $ $	— — —	$16,711	$ $ $	4,391 4,575 4,306	$ $ $	201,430 157,929 158,559
William E. Martin, Jr. Executive Vice President- Commercial Banking of EVB	2006 2005 2004	$ $ $	117,579 114,838 113,595	$ $ $	23,086 11,500 10,944	$ $ $	— — —	$ $ $	18,900 15,930 11,560	$ $ $	— — —	$16,574	$ $ $	3,960 3,774 3,750	$ $ $	180,099 146,042 139,849
James S. Thomas Executive Vice President- Retail Banking of EVB	2006 2005 2004	$ $ $	115,314 105,645 99,471	$ $ $	24,391 8,000 10,000	$ $ $	— — —	$ $ $	18,900 13,275 5,780	$ $ $	— — —	$12,785	$ $ $	3,885 3,627 3,105	$ $ $	175,275 130,547 118,356
Lewis R. Reynolds (4) Executive of the Company and retired Regional President of EVB	2006 2005 2004	$ $ $	161,246 150,258 148,267	$ $ $	— 15,000 32,297	$ $ $	— — —	$ $ $	— 15,930 17,340	$ $ $	— — —	$66,549	$ $ $	5,250 5,477 5,140	$ $ $	233,045 186,665 203,044
J. Lloyd Railey Chief Risk Officer of the Company and Executive Vice President of EVB	2006 2005 2004	$ $ $	104,623 102,138 93,819	$ $ $	22,654 10,000 20,506	$ $ $	— — —	$ $ $	18,900 15,930 11,560	$ $ $	— — —	$14,634	$ $ $	3,505 3,679 3,581	$ $ $	164,316 131,747 129,466

(1)	Stock options were granted at the then current fair market value of common stock in each year at a per share price of $21.56, $20.565 and $19.915, respectively, being the last traded price on the grant date for 2006 and the average of the closing bid and asked prices on the grant date for 2005 and 2004. The amounts shown in the table represent the discounted present value of the grant calculated using the Black-Scholes Option Pricing Model assuming a dividend rate of 2.97%, price volatility of 22.94%, risk-free interest rate of 4.65% and an expected life of 10 years.

(2)	The change in pension value for 2006 is based on a report by an independent actuarial firm. Actuarial calculations of change in pension value were not required to be reported and were not performed in 2005 and 2004. There are no deferred compensation arrangements with any of the named executive officers.

(3)	All Other Compensation includes the Company’s 401-k match for 2006, 2005 and 2004.

The value of perquisites for each executive does not exceed the lesser of $10,000 or 10% of total annual salary and bonus for each year.

(4)	Mr. Reynolds retired as an executive officer on September 30, 2006.

In 2006 Mr. Shearin’s salary was deemed to be below target in comparison to those of peer institutions, based upon a salary survey conducted by consulting firm Brintech Strategic Services. Noting that he was leading a highly successful bank consolidation process, the Committee approved an increase in his salary by 8.7% to $270,000, placing him in the upper third of the peer group at the time.

Stock Options

The Company’s 2003 Stock Incentive Plan provides for the granting of both incentive and non-qualified stock options to executive officers, key employees and directors of the Company and its subsidiaries.

Grants of Plan-Based Awards

The following table contains information concerning grants of stock options to each of the named executive officers during the fiscal year ended December 31, 2006. We did not make any other stock awards, or any equity or non-equity incentive award, to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Options Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Joe A. Shearin President and Chief Executive Officer and director of the Company and EVB	10/1/2006	—	4,725	$21.16
Ronald L. Blevins Chief Financial Officer of the Company and Executive Vice President of EVB	10/1/2006	—	3,500	$21.16
Joseph H. James Chief Operations Officer of the Company and Executive Vice President of EVB	10/1/2006	—	3,500	$21.16
William E. Martin, Jr. Executive Vice President- Commercial Banking of EVB	10/1/2006	—	3,500	$21.16
James S. Thomas Executive Vice President- Retail Banking of EVB	10/1/2006	—	3,500	$21.16
J. Lloyd Railey Chief Risk Officer of the Company and Executive Vice President of EVB	10/1/2006	—	3,500	$21.16
Lewis R. Reynolds Retired Regional President of EVB	N/A	—	—	$—

Options granted in 2006 expire ten years from the grant date and vest four years after the grant date, immediately in the event of a change in control or immediately upon retirement at age 65, if that retirement date is at least six months after the grant date.

Outstanding Equity Awards at December 31, 2006

The following table indicates outstanding options awards to the named executive officers as of December 31, 2006. No stock awards have been granted to executives or employees of the Company.

Outstanding Equity Awards at December 31, 2006

Option Awards

Name	Number of Shares Unexercised Underlying Options (1)		Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable
Joe A. Shearin	1,995	—	—	$16.10	4/1/2012
	—	3,165	—	28.60	10/15/2013
	—	4,000	—	19.915	7/1/2014
	—	4,862	—	20.565	7/1/2015
	—	4,725	—	21.16	10/1/2016
Ronald L. Blevins	1,100	—	—	$16.10	4/1/2012
	—	1,300	—	28.60	10/15/2013
	—	2,000	—	19.915	7/1/2014
	—	3,000	—	20.565	7/1/2015
	—	3,500	—	21.16	10/1/2016
Joseph H. James	1,100	—	—	$16.10	4/1/2012
	—	1,300	—	28.60	10/15/2013
	—	2,000	—	19.915	7/1/2014
	—	3,000	—	20.565	7/1/2015
	—	3,500	—	21.16	10/1/2016
William E. Martin, Jr.	1,800	—	—	$16.10	4/1/2012
	—	2,000	—	28.60	10/15/2013
	—	3,000	—	19.915	7/1/2014
	—	3,000	—	20.565	7/1/2015
	—	3,500	—	21.16	10/1/2016
James S. Thomas	—	1,000	—	19.915	7/1/2014
	—	2,500	—	20.565	7/1/2015
	—	3,500	—	21.16	10/1/2016
Lewis R. Reynolds	1,800	—	—	$16.10	4/1/2012
	—	2,000	—	28.60	10/15/2013
	—	3,000	—	19.915	7/1/2014
	—	3,000	—	20.565	7/1/2015
J. Lloyd Railey	1,000	—	—	$16.10	4/1/2012
	—	1,300	—	28.60	10/15/2013
	—	2,000	—	19.915	7/1/2014
	—	3,000	—	20.565	7/1/2015
		3,500	—	21.16	10/1/2016

(1)	All option grants vest four years after the date of grant. For options expiring in 2012, the vesting date was April 1, 2006. For options expiring in 2013, 2014, 2015 and 2016, respectively, the vesting dates are October 15, 2007, July 1, 2008, July 1, 2009 and October 1, 2010, respectively.

Option Exercises and Stock Vested

The named executive officers did not acquire any shares upon exercise of an option in 2006, and the Company does not have a stock award program.

Equity Compensation Plan

The following table summarizes information as of December 31, 2006, relating to our 2003 Stock Incentive Plan, pursuant to which grants or options to acquire shares of common stock may me granted from time to time.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders 2000 Stock Option Plan	24,945	$16.10	—
2003 Stock Incentive Plan (2)	188,887	21.87	156,243
Equity Compensation Plans Not Approved by Shareholders (3)	—	—	—

Total	213,832	$21.20	156,243

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options.

(2)	The 2003 Stock Incentive Plan, amending and restating the 2000 Stock Option Plan, permits grants of stock options up to 400,000 shares and includes outstanding grants under the 2000 Stock Option Plan.

(3)	We do not have any equity compensation plans that have not been approved by shareholders.

Pension Benefits Table

The Company has a defined-benefit pension plan provided through the Virginia Bankers Association Insurance Trust. Benefits are based on an employee's salary at the time of retirement, normally at age 65. All active, full-time employees of the Company and its subsidiaries are eligible to participate in the plan at age 21 with one year of service. Employees do not contribute to the plan, and a participant becomes 100% vested upon completion of five years of service. Employees of predecessor Hanover Bank as well as EVB Investments, Inc. became eligible to participate in the Plan as of October 1, 2003. Directors who are full-time employees are eligible for participation. The actuarial benefits for the named executive officers as of December 31, 2006 are presented in the table below:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Joe A. Shearin	(1)	5	$74,117	$—
Ronald L. Blevins	(1)	6	119,660	—
Joseph H. James	(1)	6	65,792	—
William E. Martin, Jr. (2)	(1)	3	44,915	—
James S. Thomas	(1)	3	33,007	—
Lewis R. Reynolds (3)	(1)	35	574,638	—
J. Lloyd Railey	(1)	5	60,818	—

(1)	VBA Master Defined Benefit Plan for Eastern Virginia Bankshares, Inc.

(2)	Mr. Martin’s first two years with us were with a subsidiary that was not covered under the pension plan.

(3)	Mr. Reynolds was eligible for early retirement and retired from the Company on September 30, 2006 under a contract that pays him salary until October 31, 2009.

Potential Payments Upon Termination or Change in Control

Shown below are the estimated amounts which would have been payable under the five employment agreements in effect at December 31, 2006 if the executives had terminated (i) other than for cause and (ii) following a change of control as of December 29, 2006. Our employee contracts do not provide non-discriminatory benefits upon voluntary termination, death, disability or change in control other than that disclosed below, and we have granted no stock-based awards, other than options that would become fully vested upon a change in control. We do provide non-discriminatory life insurance benefits and provide disability coverage that employees can purchase at a group rate. Payment for termination without cause would be paid at the rate of one-twelfth (1/12) of base salary in each month for the remainder of the term of the agreement. If employment is terminated without cause or the employee resigns for good reason within one year after a change in control, the amount payable will be paid in a lump sum on or prior to the last day of employment or, at the employee’s option, in twenty-four (24) equal monthly installments.

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
Joe A. Shearin	Salary	$810,000	$850,715	$—	$—	$—	$—
Ronald L. Blevins	Salary	116,800	297,121	—	—	—	—
Joseph H. James	Salary	132,500	382,568	—	—	—	—
William E. Martin, Jr.	Salary	121,000	317,055	—	—	—	—
J. Lloyd Railey	Salary	105,000	302,909	—	—	—	—
James S. Thomas	N/A	—	—	—	—	—	—
Lewis R. Reynolds	N/A	—	—	—	—	—	—

Transactions with Management

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The balance of loans to directors and executive officers of the Company and EVB totaled $8.5 million at December 31, 2006, or 9.7% of the Company’s equity capital at that date.

There were no other transactions during 2006 between the Company’s directors or officers and the Company, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof are a party that is adverse to the Company or any of its subsidiaries or involve a material interest adverse to the Company of any of its subsidiaries. Loans to related parties are approved by the EVB Board with the related party not present.

On September 9, 2006, the Company entered into an employment agreement with Lewis R. Reynolds upon his retirement as Regional President. The employment agreement replaced the employment agreement that our former subsidiary Bank of Northumberland, Inc. had entered into with Lewis R. Reynolds on August 11, 2004. The current employment agreement provides for Mr. Reynolds to serve as an executive of the company and, among other things, exclusively assist us and our management with real estate valuations, new business, civic activities and customer credit issues. The employment agreement provides for an annual base salary of $160,000 and terminates on December 31, 2009. Mr. Reynolds’ agreement contains a confidentiality provision without a time limit and a covenant not to compete that is in effect during the term of the agreement and for a period of twenty-four months from and after the date that he is no longer an employee of the Company.

PROPOSAL TWO

APPROVAL OF

EASTERN VIRGINIA BANKSHARES, INC.

2007 EQUITY COMPENSATION PLAN

The Board of Directors has approved, and recommends that the Company’s shareholders approve, the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (the “2007 Plan”). The Company’s experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Company.

The complete text of the 2007 Plan is attached to this Proxy Statement as Exhibit A. The following general description of the principal features of the 2007 Plan is qualified in its entirety by reference to Exhibit A.

General Information

The 2007 Plan authorizes the Compensation Committee of the Board of Directors to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the Compensation Committee:

•	options;

•	stock appreciation rights (“SARs”);

•	stock awards;

•	performance share awards;

•	incentive awards; and

•	stock units.

The Compensation Committee will administer the 2007 Plan. If there is no compensation committee, the Board of Directors will administer the 2007 Plan. As used in this summary, the term “administrator” means the Compensation Committee (or the Board).

The 2007 Plan will succeed the Company’s 2003 Stock Incentive Plan. No determination has been made as to which persons eligible to participate in the 2007 Plan will receive awards under the 2007 Plan and, therefore, the benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

If the shareholders approve the 2007 Plan, the Company will be authorized to issue under the 2007 Plan up to 400,000 shares of Common Stock. Generally, if an award terminates, the shares allocated to that award under the 2007 Plan may be reallocated to new awards under the 2007 Plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the 2007 Plan may also be reallocated to other awards.

The 2007 Plan provides that if there is a stock split, stock dividend or other event that affects the Company’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the 2007 Plan and in the number of shares and price of all outstanding grants and awards made before such event.

The 2007 Plan also provides that no award may be granted more than 10 years after the earlier of the date that it is approved by the Company’s shareholders or the date it is adopted by the Company’s Board of Directors, which was February 15, 2007.

On March 2, 2007, the closing price for a share of Common Stock on the Nasdaq Global Market was $23.50.

Grants and Awards under the 2007 Plan

The principal features of awards under the 2007 Plan are summarized below.

Stock Options

The 2007 Plan permits the grant of incentive stock options and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant. Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the Compensation Committee on the date of grant, but may not exceed 10 years. Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator, with shares of Common Stock or with a combination of cash and shares of Common Stock. If the agreement provides, payment may be made by the Company by withholding shares of Common Stock upon exercise to the extent permitted under applicable laws and regulations.

Stock Appreciation Rights

SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of Common Stock on the date of grant of the SAR. Other than in connection with a corporate recapitalization, the initial value of any SAR may not be reduced after the date of grant. At the discretion of the Compensation Committee, all or part of the payment in respect of a SAR may be in cash, shares of Common Stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant.

Stock Awards

The Company may also grant stock awards that entitle the participant to receive shares of Common Stock. A participant’s rights in the stock award will be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement. The restrictions must include a period of restriction for at least three years unless the stock award is granted in connection with the settlement of performance shares, stock awards or an incentive award or in the case of a substituted award. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service.

Performance Share Awards

Performance share awards entitle the participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The performance period may be shortened and the administrator may adjust the performance objectives for all or part of the performance shares in connection with a participant’s termination of employment if the administrator finds that the circumstances of the particular case justify doing so. To the extent that the performance shares are earned, the Company’s payment obligation may be settled in cash, shares of Common Stock, the grant of stock units, or a combination of cash and Common Stock.

Incentive Awards

Incentive awards entitle the participant to receive an award if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The award may only be earned upon the satisfaction of stated performance objectives during a performance period of at least one year. The performance objectives that apply to an incentive award may be based on the performance criteria described below. To the extent that incentive awards are earned, the Company’s obligation will be settled in cash, shares of Common Stock, the grant of stock units or a combination of the three.

Stock Units

The Compensation Committee may also award stock units, which is an award stated with reference to a number of shares of Common Stock. The award may entitle the recipient to receive, upon satisfaction of performance objectives or other conditions prescribed by the administrator and set forth in the award agreement, cash, shares of Common Stock or a combination of cash and Common Stock. The performance objectives that apply to a stock unit award may be based on the performance criteria described below.

Performance Criteria

The performance objectives stated with regard to an award may be based on one or more of the following performance criteria:

•	cash flow and/or free cash flow (before or after dividends)

•	earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share)

•	the price of Common Stock

•	return on equity

•	total shareholder return

•	return on capital (including return on total capital or return on invested capital)

•	return on assets or net assets

•	market capitalization

•	total enterprise value (market capitalization plus debt)

•	economic value added

•	debt leverage (debt to capital)

•	revenue

•	income or net income

•	operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	return on operating revenue

•	cash from operations

•	operating ratio

•	commodity or operating revenue

•	market share

Change in Control Provisions

The 2007 Plan permits an award agreement to provide that, in the event of a “Change in Control” (as defined in the 2007 Plan), the outstanding award will become fully exercisable and the applicable restrictions on such award will lapse, unless the award is assumed, replaced or converted to the equivalent award by the continuing entity.

Federal Income Tax Consequences

The principal federal tax consequences to participants and to the Company of grants and awards under the 2007 Plan are summarized below.

Nonqualified Stock Options

Nonqualified stock options granted under the 2007 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options

An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, the Company may not deduct any amount in connection with the incentive stock option.

Stock Appreciation Rights

There are no immediate federal income tax consequences to a participant when a SAR is granted. Instead, the participant realizes ordinary income upon exercise of an SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of Common Stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

Stock Awards

The federal income tax consequences of stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The participant may make, however, a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the participant as a business expense in the year the participant includes the compensation in income.

Performance Share Awards

A participant generally will not recognize taxable income upon the award of performance share awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the performance share award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to performance share awards.

Incentive Awards

A participant generally will not recognize taxable income upon the award of incentive awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the incentive awards. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to incentive awards.

Stock Units

A participant generally will not recognize taxable income upon the award of stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the stock unit. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to stock unit.

Common Stock/Cash Payments

The fair market value of any shares of Common Stock awarded to a participant and any cash payments a participant receives in connection with other awards under the 2007 Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

Performance-Based Compensation

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded Companys. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that grants of options and SARs under the 2007 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2007 Plan is approved by the shareholders. Stock awards, performance share awards, incentive awards and stock units will also qualify for this exception to the extent they are subject to the satisfaction of shareholder-approved performance objectives and certain other criteria are satisfied.

State tax consequences may in some cases differ from those described above.

Amendment and Termination

The Board of Directors may amend or terminate the 2007 Plan at any time, provided that no such amendment will be made without shareholder approval if (i) the amendment would increase the aggregate number of shares of Common Stock that may be issued under the 2007 Plan (other than as permitted under the 2007 Plan), (ii) the amendment changes the class of individuals eligible to become participants or (iii) such approval is required under any applicable law, rule or regulation.

Vote Required

The 2007 Plan must be approved by the affirmative vote of a majority of the votes cast on the proposal by holders of record of Common Stock.

Abstentions and broker nonvotes are not considered votes cast and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE 2007 EQUITY COMPENSATION PLAN.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC AUDITORS

The Board of Directors has appointed, upon recommendation by the Company’s Audit/Risk Management Committee, the firm of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. Yount, Hyde & Barbour, P.C. has audited the financial statements of the Company since 1997.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

AUDIT INFORMATION

Fees of Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for those fiscal years were $141,500 for 2006 and $109,000 for 2005. Audit fees in 2006 included fees associated with the Company’s stock offering.

Audit Related Fees: Audit related fees of $607 in 2006 include research and consultation services. There were no audit related fees for 2005.

Tax Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and December 31, 2005 were $6,800 and $6,500, respectively. During 2006 and 2005, these services included preparation of federal and state income tax returns.

All Other Fees. There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2006 and December 31, 2005.

Independent Public Accountants’ Fee Table

	2006		2005
	Fees	Percentage	Fees	Percentage
Audit fees	$141,500	95.0%	$109,000	94.4%
Audit-related fees	607	0.4%	—	0.0%
Tax fees	6,800	4.6%	6,500	5.6%
All other fees	—	0%	—	0%

	$148,907	100%	$115,500	100%

Pre-Approved Services

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit/Risk Management Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit/Risk Management Committee’s Charter, which is attached as Exhibit B to this Proxy Statement, provides for pre-approval of audit, audit-related, tax and other services. The Charter authorizes the Audit/Risk Management Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Report of the Audit/ Risk Management Committee

The Audit/Risk Management Committee of the Company consists entirely of directors who meet the independence requirements of the NASDAQ listing standards. The Committee is composed of Chairman Leslie E. Taylor, CPA, F. Warren Haynie, Jr., Charles R. Revere, Howard R. Straughan, Jr. and Ira C. Harris, Ph.D. The Audit/Risk Management Committee operates under a written charter adopted by the Board of Directors.

The Audit/Risk Management Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Board of Directors has determined that Audit/Risk Management Committee Chairman Leslie E. Taylor, CPA, fulfills the applicable standard as an independent financial expert serving on the Audit Committee.

The Audit/Risk Management Committee met a total of ten times during 2006. During the course of those meetings, the Audit/Risk Management Committee:

1.	Reviewed and discussed with management and the internal auditor the audited financial statements for the year ended December 31, 2006.

2.	Reviewed with the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently in effect.

3.	Discussed with the independent auditor the independent auditor’s independence from the Company, including the provision of tax and other non-audit services to the Company and the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, (Communications with Audit Committees) and has concluded that the independent auditor is independent from the Company and its management.

4.	Reviewed and discussed with the independent auditor the overall scope and plans for audits. Internal Audit services were provided by the firm of Fowler and Schinlever, LTD on an outsourced basis during 2006.

5.	Discussed with the internal auditor, the scope and plans for internal audit work, and received and discussed regular reports on the status of the audit work completed.

6.	Received regular updates on the status of our successful compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

7.	Monitored on-going “whistleblower” procedures in compliance with Section 301 of the Sarbanes-Oxley Act of 2002.

8.	Provided Board oversight over the establishment of comprehensive risk management programs throughout the organization.

9.	Maintained a direct reporting relationship with the Risk Management Officer of the Company, and received status reports at each meeting related to other on-going risk management activities within the organization, including but not limited to: internal control self-assessment, credit review, compliance, and regulatory activities within the organization.

In reliance on the reviews and discussions referred to above, the Audit/Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit/Risk Management Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

This report is submitted on March 1, 2007 by the members of the Audit/Risk Management Committee of the Board of Directors.

The Audit/Risk Management Committee
Leslie E. Taylor, Chairman	Howard R. Straughan, Jr.
F. Warren Haynie, Jr.	Ira C. Harris
Charles R. Revere

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2008 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560, no later than November 20, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2008 annual meeting of shareholders on Thursday, April 17, 2008.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2008 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2008 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2008 annual meeting of shareholders notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2008 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of April 17, 2008 for the 2008 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than February 17, 2008 and no earlier than January 18, 2008.

OTHER MATTERS

THE COMPANY’S 2006 ANNUAL REPORT TO SHAREHOLDERS (“THE ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AND THE COMPANY’S FINANCIAL STATEMENTS AS FILED WITH THE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2006 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, WHOSE ADDRESS IS P.O. BOX 1455, 330 HOSPITAL ROAD, TAPPAHANNOCK, VIRGINIA 22560. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIAL.

Exhibit A

EASTERN VIRGINIA BANKSHARES, INC.

2007 EQUITY COMPENSATION PLAN

ARTICLE 1

DEFINITIONS

1.03	Administrator

Administrator means the Committee. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee.

1.04	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.05	Award

Award means an award of Performance Shares, a Stock Award, Stock Unit, Option or SAR granted to a Participant.

1.06	Board

Board means the Board of Directors of the Company.

1.07	Change in Control

Change in Control means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or a successor provision thereto), provided that, without limitation, a Change in Control shall be deemed to have occurred at such time after February 1, 2007 as (i) any “person”, within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election, by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

1.08	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09	Committee

Committee means the Compensation Committee of the Board.

1.10	Common Stock

Common Stock means the common stock of the Company.

1.11	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.12	Company

Company means Eastern Virginia Bankshares, Inc.

1.13	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.15	Fair Market Value

Fair Market Value means, on any given date, the closing price of a share of common stock on the NASDAQ National Global Market or on the Principal Stock Exchange on which the Common Stock is traded, or if the Common Stock is not traded on such day, then on the next preceding day the Common Stock was so traded or using any other reasonable application of a reasonable valuation method.

1.16	Incentive Award

Incentive Award means an Award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock or a combination of cash and Common Stock, from the Company or a Subsidiary.

1.17	Incentive Stock Option

Incentive Stock Option means an Option which qualifies and is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

1.18	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than the Fair Market Value on the date of grant.

1.19	Non-Qualified Stock Option

Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

1.20	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.21	Participant

Participant means a key employee of the Company or a Subsidiary or a member of the Board or the board of directors of a Subsidiary or a consultant to the Company or a Subsidiary who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

1.22	Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Common Stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income, (n) operating income (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) commodity or operating revenue and (u) market share.

1.23	Performance Shares

Performance Shares means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

1.24	Plan

Plan means the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan.

1.25	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.26	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII.

1.27	Stock Unit

Stock Unit means an Award, in an amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment.

1.28	Subsidiary

Subsidiary means a Company or other business entity that the Company directly or indirectly, through one or more intermediaries, controls fifty percent (50%) or more of the voting equity of such Company.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Subsidiaries and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Incentive Stock Options and Non-Qualified Stock Options, and the grant of SARs, Stock Awards, Incentive Awards, Stock Units and Performance Shares. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an award of Performance Shares, Stock Units or an Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Subsidiary, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an award of Performance Shares, Stock Units or an Incentive Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company, a Subsidiary or a combination thereof.

ARTICLE IV

ELIGIBILITY

Any key employee of the Company, any member of the Board, any employee or director of a Subsidiary (including a Company that becomes a Subsidiary after the adoption of this Plan), or any consultant or advisor to the Company or a Subsidiary is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01	Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Stock Units, Performance Shares or an Incentive Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares, Stock Units and Incentive Awards is 400,000 shares. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued pursuant to the exercise of Options shall be subject to adjustment as provided in Article XII.

5.03	Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan. If a Stock Unit, Incentive Award or an award of Performance Shares is terminated, in whole or in part, the number of shares of Common Stock allocated to the Stock Unit, Incentive Award or Performance Shares or portion thereof may be reallocated to other Awards to be granted under this Plan. If a Stock Award is forfeited or terminated, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan. If shares of Common Stock are surrendered or withheld in satisfaction of tax withholding requirements the number of shares surrendered or withheld may be reallocated to other Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

6.01	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award.

6.02	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment authorized under Article XII, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03	Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period. The term of exercisability of any option may not be extended or renewed except as may be permitted by Code Section 409A.

6.04	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05	Transferable Options

Section 6.04 to the contrary notwithstanding, and if the Agreement provides, a Non-Qualified Stock Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08	Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09	Change in Control

If provided in an Agreement, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control.

6.10	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11	Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award.

7.02	Maximum SAR Period

The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04	Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an Incentive Stock Option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06	Change in Control

If provided in an Agreement, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control.

7.07	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09	Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award.

8.02	Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Subsidiaries before the expiration of a stated period or if the Company, a Subsidiary, the Company and its Subsidiaries or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service. An election by one Participant to postpone vesting of a Stock Award or any other election that could result in a deferral of compensation under Code Section 409A may be made only if authorized by the Committee and only in accordance with the requirements of Code Section 409A.

8.03	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04	Change in Control

If provided in an Agreement, each outstanding Stock Award shall be transferable and nonforfeitable upon a Change in Control.

8.05	Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), and if the Agreement so provides, a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such Award.

9.02	Earning the Award

The Administrator, on the date of the grant of an Award, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the Award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the performance objectives or other criteria may provide that the Performance Shares will be earned only if the Participant remains in the employ or service of the Company or a Subsidiary for a stated period or that the Company, a Subsidiary, the Company and its Subsidiaries or the Participant achieve stated objectives including Performance Objectives stated with reference to Performance Criteria. Notwithstanding the preceding sentences of this Section 9.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Performance Shares in connection with a Participant’s termination of employment or service. An election by the Participant to postpone vesting or payment of a Performance Share Award/or a Stock Unit or any other election that could result in a deferral of compensation under Code Section 409A may be made only if authorized by the Committee and only in accordance with the requirements of Section 409A of the Code.

9.03	Payment

In the discretion of the Administrator, the amount payable when an Award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Performance Shares is earned, but a cash payment will be made in lieu thereof. In the case of each Performance Share/Stock Unit Award, either (A) payment shall be made by (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the payment is no longer subject to a substantial risk of forfeiture or, if later, the 15th day of the third month following the end of the Company’s first taxable year in which the payment is no longer subject to a substantial risk of forfeiture or (B) the terms of such Award shall be designed to satisfy Code Section 409A.

9.04	Shareholder Rights

No Participant shall, as a result of receiving an Award of Performance Shares, have any rights as a shareholder until and to the extent that the Award of Performance Shares is earned and settled by the issuance of Common Stock. After an Award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

9.05	Nontransferability

Except as provided in Section 7.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06	Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an Award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07	Employee Status

In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08	Change in Control

If provided in an Agreement, each outstanding Performance Share Award shall be earned upon a Change in Control and Participants shall be entitled to that portion of their Performance Share Award determined in the Agreement.

ARTICLE X

INCENTIVE AWARDS

10.01	Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator.

10.02	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the Award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Subsidiary or the Company and its Subsidiaries achieve stated objectives, including objectives stated with reference to Performance Criteria. The

Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participants’ death, disability, or retirement.

10.03	Nontransferability

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04	Transferable Incentive Awards

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant, provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06	Change in Control

If provided in an Agreement, each outstanding Incentive Award shall be earned in its entirety upon a Change in Control.

10.07	Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or an Subsidiary on account of such award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XI

STOCK UNITS

11.01	Award

In accordance with the provisions of Article IV, the Administrator will designate individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Award.

11.02	Earning the Award

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned only upon, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of Performance Objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the Performance Objectives or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Subsidiary for a stated period or that the Company, a Subsidiary, the

Company and its Subsidiaries or the Participant achieve stated objectives including Performance Objectives stated with reference to Performance Criteria. Notwithstanding the preceding sentences of this Section 11.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service. An election by the Participant to postpone vesting or payment of a Performance Share Award/or a Stock Unit or any other election that could result n a deferral of compensation under Code Section 409A may be made only if authorized by the Committee and only in accordance with the requirements of Section 409A of the Code.

11.03	Payment

In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, but a cash payment will be made in lieu thereof. In the case of each Performance Share/Stock Unit Award, either (A) payment shall be made by (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the payment is no longer subject to a substantial risk of forfeiture or, if later, the 15th day of the third month following the end of the Company’s first taxable year in which the payment is no longer subject to a substantial risk of forfeiture or (B) the terms of such Award shall be designed to satisfy Code Section 409A.

11.04	Nontransferability

A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit Award.

11.05	Shareholder Rights

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company or Subsidiary until and to the extent that the Stock Units are earned and settled in shares of Common Stock. After Stock Units are earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares.

11.06	Change in Control

If provided in an Agreement, each Stock Unit shall be earned in its entirety as of a Control Change Date without regard to whether any Performance Criteria or other condition to which the award is subject have been met.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Awards may be granted under this Plan, and the terms of outstanding Awards, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action or (c) there is a Change in Control. Any determination made under this Article XII by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction or event described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share, Stock Unit or Incentive Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, Stock Unit, Performance Share or Incentive Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right or power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

14.02	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made or shall cause an Award to result in a Code Section 409A deferral of compensation unless such amended Award complies with the requirements of Code Section 409A.

ARTICLE XVI

DURATION OF PLAN

No Awards may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved in accordance with Article XVII. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Incentive Awards, Stock Units and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Incentive Awards Stock Units or Performance Shares shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

Exhibit B

Audit/Risk Management Committee Charter

Internal Audit Policy Statement

This Policy identifies the purpose, authority, and responsibilities of the Internal Audit function of Eastern Virginia Bankshares.

PURPOSE

Internal Auditing is an independent appraisal activity established to conduct reviews of operations and procedures and to report findings and recommendations to the Board of Directors through the Audit Committee of Eastern Virginia Bankshares. Accredited entities or individuals using internal auditing standards applicable to financial and performance audits should perform such audits.

AUTHORITY

Internal Auditing is administered through the Audit Committee of the Board of Eastern Virginia Bankshares. While the Risk Management Officer, acting at the direction of the Audit Committee, administers on-going internal audit activities, the Internal Auditor has unrestricted access to the Audit Committee as well as the full Board of Eastern Virginia Bankshares. These reporting relationships ensure independence, promote comprehensive audit coverage, and assure adequate consideration of audit recommendations.

Internal Audit personnel, in the performance of audits and with stringent accountabilities of safekeeping and confidentiality, will be granted free and unrestricted access to all bank records, files, and employees in the conduct of their audit activities.

Internal Auditing is a staff function that has no direct authority over activities that its personnel review. The performance of these reviews does not relieve management of any assigned responsibilities.

Objectivity and independence is essential to the audit staff in the proper fulfillment of its duties. Performance of line responsibilities by internal auditors may compromise their objectivity. This practice will be limited and considered in personnel selection for audit assignments.

RESPONSIBILITIES

The objective of Internal Auditing is to assist members of the organization in the effective discharge of their responsibilities. To this end, Internal Auditing furnishes them with analysis, appraisals, recommendations, counsel, and information concerning the activities reviewed.

Audit Committee

The Audit Committee of Eastern Virginia Bankshares shall consist of independent directors with requisite skills and expertise, (such as the requirement of a “financial expert”) as defined in statutes, regulatory guidelines, and generally accepted practice.

The Audit Committee shall engage or direct management to engage sufficient resources, whether internal or external, to fulfill its responsibilities including but not limited to internal audit, internal control, risk assessment, compliance, financial reporting practices, and accounting policies.

The Eastern Virginia Bankshares Audit Committee shall receive reports at least quarterly, in meetings of record, from the Internal Auditor and the EVB Risk Management Officer, related to the Internal Audit and Risk Management Activities of Eastern Virginia Bankshares.

The Eastern Virginia Bankshares Audit Committee is, therefore, highly dependent on both the risk management and internal auditing activities for feedback on risk assessment, management, and internal control systems.

The relationship between the EVB Risk Management Officer and the Eastern Virginia Bankshares Audit Committee should be one that includes both reporting and oversight functions. The Risk Management Officer provides oversight and coordination on behalf of the Audit Committee, the Board, and senior management of EVB on matters related to risk. The Risk Management Officer provides regular updates to the Board and the Audit Committee on all related matters.

Likewise, the Internal Auditor is directly responsible to the Audit Committee and Board for providing an acceptable scope of internal audit coverage. The execution of approved audit plans and schedules, including adequate reports of findings and recommendations to the Audit Committee, is a prerequisite to meeting the minimum requirement.

The Audit Committee of Eastern Virginia Bankshares shall rely upon both the internal audit function and management in determining a one-year audit plan, and in determining that it best addresses risk issues that face the organization.

At its discretion, the Audit Committee may direct the Risk Management Officer and/or the Internal Auditor to conduct investigations or special studies related to any matter within the operation of Eastern Virginia Bankshares.

Audit Workflow Out Sourced Internal Audit Reports

1.	Internal Audit activities are out sourced and currently performed on behalf of Eastern Virginia Bankshares by Fowler & Schinlever, Ltd. (Fowler & Schinlever). EVB Management contracts Fowler & Schinlever at the direction of the Audit Committee of the EVB Board. Fowler & Schinlever performs internal audit work for the bank (“EVB”), as well as the Company and all of its affiliates.

2.	Audit Plans, Schedules, and Audit Scope are recommended by the internal auditor for all EVB affiliates through coordination with EVB management and the EVB Audit Committee.

3.	The internal auditor coordinates execution of internal audit work for Eastern Virginia Bankshares functions and branches through the EVB Risk Management Officer.

4.	Upon completion of audit work at Eastern Virginia Bankshares, a draft report of the audit is prepared by the internal auditor and sent to the Risk Management Officer of EVB, who forwards the report to the appropriate senior manager or department head of the audited function within the EVB Infrastructure.

5.	The senior manager or department head of the audited function is responsible for coordinating the responses to internal audit reports with appropriate managers within Eastern Virginia Bankshares.

6.	All management responses to audit findings are reviewed by the Risk Management Officer of Eastern Virginia Bankshares prior to the response being submitted to the internal auditor for preparation of the final report. The Risk Management Officer, prior to submission of management’s response, will review all responses that indicate dispute or alternative solutions to the initial audit findings by the internal auditor with the CEO of the audited affiliate.

7.	The internal auditor will report the status of all internal audit work performed for Eastern Virginia Bankshares to the Audit Committee at its regular meetings. All completed audit reports will be submitted to members prior to presentation to the EVB Audit Committee.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		PROXY EASTERN VIRGINIA BANKSHARES, INC.			For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.			1.	TO ELECT AS DIRECTORS ALL TEN NOMINEES LISTED BELOW.		☐	☐	☐

The undersigned hereby appoint(s) F. Warren Haynie, Jr. and William L. Lewis, jointly and severally, proxies, with full power to act alone, and with full power of substitution to represent the undersigned and to vote, as designated below, all the shares of common stock of Eastern Virginia Bankshares, Inc. that the undersigned would be entitled to vote as of March 7, 2007, at the annual meeting of shareholders to be held on April 19, 2007, at Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia, at 4:00 P.M. or any adjournment thereof.

				W. Rand Cook Joe A. Shearin F. Warren Haynie, Jr. J. T. Thompson, III	Charles R. Revere Ira C. Harris Leslie E. Taylor	F. L. Garrett, III Howard R. Straughan, Jr. William L. Lewis
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

						For	Against	Abstain
			2.	To approve the Company’s 2007 Equity Compensation Plan.		☐	☐	☐

			3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy, management has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 and 2.
Please be sure to sign and date this Proxy in the box below.		Date		If you plan to attend the Annual Meeting of Shareholders in person, please indicate the number of individuals planning to attend.			è	☐

	Shareholder sign above	Co-holder (if any) sign above

+	+

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

EASTERN VIRGINIA BANKSHARES, INC.

c/o Registrar and Transfer

10 Commerce Drive

Cranford, NJ 07016

Please sign exactly as stock is registered. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.